Exhibit 99.1
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WorkStream Logo


          Workstream Begins 2002 With Major Enterprise Client Wins And
                 New Software Offering for Executive Recruiters

OTTAWA, February 6, 2002 - Workstream Inc. (Nasdaq: WSTM), a leading provider of Human Capital Management (HCM) Web-enabled solutions and professional services, today released an updated list of new corporate customers for its industry-leading E-Cruiter ATS product, and announced the release of RezKeeper 4.4, a newly enhanced version of its award-winning applicant tracking solution for independent recruiters and agencies.

Workstream's Recruiting Systems solutions are designed to increase both corporate and third-party recruiter productivity by better managing incoming candidate data and job requisitions, streamlining the interview, screening and status reporting aspects of the hiring process, and placing successful candidates faster, ultimately generating more revenue for recruiters and/or reducing organizational cost-per-hire and time-to-hire for corporations.

"The New Year has brought both new products and new customers to Workstream, and we have seen increased support and purchasing from our corporate customers in 2002," said Michael Mullarkey, CEO of Workstream Inc. "Our new enterprise product, E-Cruiter 4.4, is meeting the challenges of today's "do-more-with-less" recruiting economy and is accelerating productivity in corporate HR departments. Workstream clients are able to access better candidates faster, and to identify and acquire the most qualified candidates through utilization of our many recruiting solutions, from software, to `speed sourcing', to recruitment research or job posting venues."

Some of the more notable new client wins for Workstream Recruiting Systems in the current quarter include: ACNielsen U.S., The Dial Corporation, Hostess Frito-Lay Canada, Isis Technologies, Kellogg's, NDC Health, Oxford Health Plans, Inc., Schneider Foods and University Health Network.

"The breadth of companies represented by our new business wins clearly underscores the fact that hiring speed and efficiency is of paramount concern to leading corporations today, regardless of the industry they may operate in and of the current state of the economy. When they need to do more with less, customers continue to choose Workstream," added Mullarkey.

For the independent agency and third party recruiter customer base, the newly enhanced RezKeeper 4.4 product adds robust new features including:
         o The ability to easily export information to an Excel spreadsheet
         o        Enhanced search capabilities
         o Support for names that contain apostrophes or other special characters


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         o        Dialog boxes and selection lists that support larger volumes of client and manager information
         o        A notes field that accepts customized notes of any size
         o        A pop-up calendar to simplify data entry for date-type fields
         o        The ability to filter reminder lists by date
         o        Additional custom fields

Existing Workstream customers will receive additional documentation that details the new features of RezKeeper 4.4. Other customers seeking further details on any Workstream service, or a free consultation and demonstration as to how Workstream solutions will save them time, money and effort in their own HCM initiatives should contact a Workstream sales consultant at 1-866-470-WORK.

About Workstream
----------------
Workstream Inc. (NASDAQ: WSTM), formerly E-Cruiter.com Inc., is a leading provider of Web-enabled tools and professional services for Human Capital Management (HCM). Offering a diversified suite of high-tech and high-touch services to address the full lifecycle of the employer/employee relationship, Workstream ensures more effective management of corporate assets via automation and outsourcing. Workstream's HCM technology backbone enables companies to streamline the management of enterprise human capital processes including recruitment, assessment, integration, deployment and outplacement. Workstream offers a full-range of HCM products and services through its 26 offices and over 260 dedicated human resource professionals across North America. The company's expertise has motivated many blue-chip organizations such as Eli Lilly, Nike, Samsung, KPMG and Watson Wyatt Worldwide to select Workstream. For more information visit http://www.Workstreaminc.com or call toll free 1-866-470-WORK.

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; we have no assurance that a client will remain a long term client as we generally enter into subscription agreements with our E-Cruiter Enterprise clients for terms of one year or less; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.
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For more information please contact:
Media Contact:
--------------
Maggie O'Lett-Patterson
High Road Communications
A Fleishman-Hillard Company
Tel: 613-236-0909 ext. 314
molett@highroad.com
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Investor Relations Contacts:
----------------------------
Tammie Brown
Workstream Inc.
Tel: 613-236-2263 ext. 263
tammie.brown@workstreaminc.com
------------------------------

Craig Armitage
Fleishman-Hillard
Tel: 416-214-0701 ext. 322
armitagc@fleishman.com
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